Exhibit 32.2
MESA AIR GROUP, INC. AND ITS SUBSIDIARIES
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Mesa Air Group, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George Murnane III, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
By /s/ George Murnane III
George Murnane III
Executive Vice President and
Chief Financial Officer
Date: August 4, 2006